Exhibit 99.0

Visit Investor ServiceDirect® at

www.bnymellon.com/shareowner

to enroll online or complete and sign this paper form

and mail in the courtesy envelope provided to:

BNY Mellon Shareowner Services

P.O. Box 358035, Pittsburgh, PA 15252-8035

Enrollment Form for New York Community Bancorp, Inc.

Dividend Reinvestment and Stock Purchase Plan

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you complete an enrollment application, we will ask for your name, address, date of birth, and other information that will allow us to identify you. Please be aware that we will verify the information you provide and may also ask for copies of your driver’s license or other identifying documents.

1.	Account Registration (Select one of the following account types, printing clearly in CAPITAL LETTERS)

Individual or Joint Account

Owner’s Name

Owner’s Social Security Number (used for tax reporting)		Owner’s Date of Birth (month / day / year)
–	–	/	/

Joint Owner’s Name

Joint Owner’s Social Security Number		The account will be registered as “Joint Tenants with Rights of Survivorship”
(used for tax reporting)		unless you check one of the boxes below:
–	–	Tenants in common	Tenants by entirety	Community property

Gift Transfer to a Minor (UGMA/UTMA)

Custodian’s name

Minor’s name

Minor’s Social Security Number (required)		Minor’s Date of Birth (month / day / year)		Custodian’s state
–	–	/	/

Trust(Check one trustee type)	Person as trustee	Organization as trustee

Trustee: Individual or organization name

and Co-trustee’s name, if applicable

Name of Trust

For the Benefit of

Trust Taxpayer Identification Number (required)	Date of Trust (month / day / year)		Donor’s state
–	/	/

Organizationor Business Entity (Check one)	Corporation	Partnership	Other

Name of entity

Taxpayer Identification Number (required)
–

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2.	Address

Mailing address (including apartment or box number)

City

State	Zip

–

Day phone

(	)	–

Provide additional information for mailing address outside the U.S.:

Country of residence	Province	Routing or postal code

3.	Initial Investment

As a new investor, enclosed is my check for $_______________.

Make checks payable to BNY Mellon/New York Community Bancorp. (Initial investment must be at least $50, but cannot exceed $100,000.)

In addition to my initial investment, I hereby authorize the Administrator and the Financial Institution indicated in section 5 to deduct from my account $__________ per month ($50 minimum) and apply amounts so deducted toward the purchase of New York Community Bancorp, Inc. Common Stock under the account designated. (Complete section 5, Bank Account Information.)

(Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount(s) indicated from your bank account on or about the 10th of each month. The Administrator will invest your funds beginning on the next Investment Date. Such deductions and investments will continue monthly until you notify the Administrator to change or discontinue them. Should your account have insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such an event, you may be charged a fee by your financial institution for insufficient funds.)

4.	Dividend Options

You may choose to reinvest all or part of the dividends paid on New York Community Bancorp, Inc. Common Stock. If no option is selected the Administrator will automatically reinvest your dividends on all shares. (Check one)

☐	Reinvest the dividends on all shares.

☐	I would like a portion of my dividends reinvested.

Please remit to me the dividends on __________ shares. I understand that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested.

☐	All cash—Do not reinvest my dividends.

You may receive your cash dividends by electronic transfer into your bank account.

☐	Your dividend check will be automatically mailed to your address of record UNLESS you check here:

Deposit Cash Dividends Electronically

I hereby authorize the Administrator to have my dividends deposited automatically in my bank account.

(Complete section 5, Bank Account Information)

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5.	Bank Account Information

(Complete if Automatic Investments or Electronic Dividend Deposits are selected.)

The following bank information will be used for your authorized Automatic Investments and Direct Deposits of Dividends. You may edit bank information online at www.bnymellon.com/shareowner/isd.

Check type of account:	Checking	Savings
Please provide your bank or credit union account information in the boxes below:
Bank or Credit Union’s routing number (ABA) (available from the bank or credit union)

Bank or Credit Union account number

6.	Account Authorization Signature

My/Our signature(s) below indicates I/we have read the Plan brochure and agree to the terms therein and herein.

Signature of Owner	Date (month / day / year)

Signature of Joint Owner	Date (month / day / year)

7.	Taxpayer ID Certification (Substitute Form W-9)

YOUR ACCOUNT MAY BE SUBJECT TO BACKUP WITHHOLDING AT THE APPLICABLE RATE IF YOU DO NOT COMPLETE THIS SUBSTITUTE FORM W-9.

All new security holders are required to sign and return this certification. If the requested information is not known at the time of the transfer or the new owner is not available to sign, a W-9 Form will be mailed to the new shareholder(s) once the shares are transferred. The new shareholder may go online to www.bnymellon.com/shareowner/isd and certify their Taxpayer Identification Number.

Check appropriate box:	Individual/Sole Proprietor	Corporation	Partnership

Limited liability company. Enter the tax classification (D = disregarded entity, C = corporation, P = partnership) ▶

Other

New Shareholder’s Taxpayer ID Number

CERTIFICATION. Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup holding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Sign Here:	Signature of U.S. person ▶	Date ▶

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8.	Substitute Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding

6 U.S. Taxpayer Identification Number, if required
(Check one)	SSN or	TIN

1	Name of individual or organization that is the beneficial owner:

2	Country of incorporation or organization. Do not abbreviate country.

3	Type of beneficial owner (check one):
	Individual	Corporation	Estate	Private Foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address. Do not abbreviate country.

5	Mailing address (if different from above):

Claim of Tax Treaty Benefits (if applicable)

9.	I certify that (check all that apply):

a	The beneficial owner is a resident of _____________________________ within the meaning of the income tax treaty between the United States and that country. Do not abbreviate country.

b	If required, the U.S. taxpayer identification number is stated on line 6.

c	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and if applicable, meets the requirements of the treaty provision dealing with limitation on benefits.

d	The beneficial owner is not an individual, is claiming treaty benefits for dividends, received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status.

Certification: Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and
4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here ▶
	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

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